ALLIANCEBERNSTEIN VARIABLE
PRODUCTS SERIES FUND, INC.
EXHIBIT 77Q1
811-05398
PLAN OF ACQUISITION AND LIQUIDATION
ALLIANCEBERNSTEIN VARIABLE PRODUCTS
SERIES FUND, INC.
WITH RESPECT TO ITS SERIES
ALLIANCEBERNSTEIN AMERICAS
GOVERNMENT INCOME PORTFOLIO AND
ALLIANCEBERNSTEIN U.S.
GOVERNMENT/HIGH GRADE SECURITIES
PORTFOLIO
As of
February 7, 2008
    This Plan of Acquisition and Liquidation (the
?Plan?) has been adopted by the Board of Directors of AllianceBernstein Variable Products Series Fund, Inc., a Maryland corporation (the ?Corporation?), as of this 7th day of February, 2008, to provide for the reorganization
of AllianceBernstein Americas Government Income
Portfolio (the ?Acquired Portfolio?) into
AllianceBernstein U.S. Government/High Grade
Securities Portfolio (the ?Acquiring Portfolio?). The Acquired Portfolio and the Acquiring Portfolio
(together, the ?Portfolios?) are each separate series of the Corporation, an open-end management investment company registered with the Securities and Exchange Commission (the ?SEC?) under the Investment
Company Act of 1940, as amended (the ?1940 Act?).
    The Board of Directors (the ?Board?) has
determined that it is in the best interest of the stockholders of the Acquiring Portfolio and the Acquired Portfolio that the Acquired Portfolio transfer all of the assets attributable to its Class A shares held by its stockholders (?Stockholders?) in exchange for Class A shares of equal net asset value of the Acquiring Portfolio (?Class A Acquisition Shares?), transfer all of the assets attributable to its Class B shares held by its Stockholders in exchange for Class B shares of equal net asset value of the Acquiring Portfolio (?Class B Acquisition Shares?
and together with Class A Acquisition Shares, the ?Acquisition Shares?) and distribute Class A Acquisition Shares and Class B Acquisition Shares, respectively, of the Acquired Portfolio and that the Corporation redeem
the outstanding shares (the ?Acquired Portfolio Shares?)
of the Acquired Portfolio, all as provided for below (the
?Acquisition?).
    In this Plan of Acquisition, any references to a Portfolio taking action shall mean and include all necessary actions of the Corporation on behalf of a Portfolio, unless the context of this Plan of Acquisition or the 1940 Act requires otherwise.
    The Corporation intends that the Acquisition
qualify as a ?reorganization? within the meaning of
Section 368(a) of the United States Internal Revenue
Code of 1986, as amended (the ?Code?), and any
successor provisions, and that with respect to the Acquisition, the Acquiring Portfolio and the Acquired Portfolio will each be a ?party to a reorganization?
within the meaning of Section 368(b) of the Code.
1.	Definitions
    In addition to the terms elsewhere defined herein, each of the following terms shall have the meaning indicated for that term as follows:

1933 Act
Securities Act of 1933, as amended.


Assets
All assets of any kind and all interests, rights, privileges and powers of or attributable to the Acquired Portfolio or its shares, as appropriate, whether or not determinable at the Effective Time (as defined herein) and wherever located, including, without limitation, all cash, cash equivalents, securities, claims
(whether absolute or contingent, known
or unknown, accrued or unaccrued or
conditional or unmatured), contract
rights and receivables (including
dividend and interest receivables) owned by the Acquired Portfolio or attributable to its shares and any deferred or prepaid expense, other than unamortized organizational expenses, shown as an asset on the Acquired Portfolio?s books.


Closing Date
Such date as the officers of the
Corporation shall designate.


Effective
Time
5:00 p.m., Eastern Time, on the Closing
Date, or such other time as the officers of the Corporation shall designate.


Financial
Statements
The audited financial statements of the
relevant Portfolio for its most recently completed fiscal year and, if applicable, the unaudited financial statements of that Portfolio for its most recently completed semi-annual period.


Liabilities
All liabilities, expenses and obligations of any kind whatsoever of the Acquired
Portfolio, whether known or unknown,
accrued or unaccrued, absolute or
contingent or conditional or unmatured.


N-14
Registration
Statement
The Registration Statement of the
Acquiring Portfolio on Form N-14 under
the 1940 Act that will register the
Acquisition Shares to be issued in the
Acquisition.


Valuation
Time
The close of regular session trading on
the New York Stock Exchange
(?NYSE?) on the Closing Date, when for
purposes of the Plan, the Corporation
determines the net asset value per
Acquisition Share of the Acquiring
Portfolio and the net value of the assets of the Acquired Portfolio.


NAV
A Portfolio?s net asset value is
calculated by valuing and totaling assets
and then subtracting liabilities and then
dividing the balance by the number of
shares that are outstanding.
2.	Regulatory Filings
    The Acquiring Portfolio shall promptly prepare and
file the N-14 Registration Statement with the SEC, and
the Acquiring Portfolio and the Acquired Portfolio also shall make any other required or appropriate filings with respect to the actions contemplated hereby.
3.	Transfer of the Acquired Portfolio?s Assets
    The Acquiring Portfolio and the Acquired Portfolio
shall take the following steps with respect to the
Acquisition, as applicable:
(a)	On or prior to the Closing Date, the Acquired
Portfolio shall pay or provide for the payment
of all of the Liabilities, expenses, costs and
charges of or attributable to the Acquired
Portfolio that are known to the Acquired
Portfolio and that are due and payable prior to
or as of the Closing Date.
(b)	Prior to the Effective Time, except to the
extent prohibited by Rule 19b-1 under the
1940 Act, the Acquired Portfolio will declare
to Acquired Portfolio Stockholders of record
a dividend or dividends which, together with
all previous such dividends, shall have the
effect of distributing (a) all the excess of
(i) the Acquired Portfolio?s investment
income excludable from gross income under
Section 103(a) of the Code over (ii) the
Acquired Portfolio?s deductions disallowed
under Sections 265 and 171(a)(2) of the
Code, (b) all of the Acquired Portfolio?s
investment company taxable income (as
defined in Code Section 852), (computed in
each case without regard to any deduction for
dividends paid), and (c) all of the Acquired
Portfolio?s net realized capital gain (as
defined in Code Section 1222), if any (after
reduction for any capital loss carryover), for
the taxable year ending on December 31,
2007 and for the short taxable year beginning
on January 1, 2008, and ending on the
Closing Date. Such dividends will be
declared and paid to ensure continued
qualification of the Acquired Portfolio as a
?regulated investment company? for tax
purposes and to eliminate fund-level tax.
(c)	At the Effective Time, the Acquired Portfolio
shall assign, transfer, deliver and convey the
Assets to the Acquiring Portfolio, subject to
the Liabilities, and the Acquiring Portfolio
shall then accept the Assets and assume the
Liabilities such that at and after the Effective
Time (i) the Assets at and after the Effective
Time shall become and be assets of the
Acquiring Portfolio, and (ii) the Liabilities at
the Effective Time shall attach to the
Acquiring Portfolio, and shall be enforceable
against the Acquiring Portfolio to the same
extent as if initially incurred by the Acquiring
Portfolio. The Corporation shall redeem the
outstanding shares of the Acquired Portfolio
by issuance of shares of Acquiring Portfolio
as described more fully below.
(d)	Within a reasonable time prior to the Closing
Date, the Acquired Portfolio shall provide, if
requested, a list of the Assets to the
Acquiring Portfolio. The Acquired Portfolio
may sell any asset on such list prior to the
Effective Time. After the Acquired Portfolio
provides such list, the Acquired Portfolio will
not acquire any additional securities or permit
to exist any encumbrances, rights, restrictions
or claims not reflected on such list, without
the approval of the Acquiring Portfolio.
Within a reasonable time after receipt of the
list and prior to the Closing Date, the
Acquiring Portfolio will advise the Acquired
Portfolio in writing of any investments shown
on the list that the Acquiring Portfolio has
determined to be inconsistent with its
investment objective, policies and
restrictions. The Acquired Portfolio will
dispose of any such securities prior to the
Closing Date to the extent practicable and
consistent with applicable legal requirements,
including the Acquired Portfolio?s investment
objectives, policies and restrictions. In
addition, if the Acquiring Portfolio
determines that, as a result of the Acquisition,
the Acquiring Portfolio would own an
aggregate amount of an investment that
would exceed a percentage limitation
applicable to the Acquiring Portfolio, the
Acquiring Portfolio will advise the Acquired
Portfolio in writing of any such limitation and
the Acquired Portfolio shall dispose of a
sufficient amount of such investment as may
be necessary to avoid the limitation as of the
Effective Time, to the extent practicable and
consistent with applicable legal requirements,
including the Acquired Portfolio?s investment
objectives, policies and restrictions.
(e)	The Acquired Portfolio shall assign, transfer,
deliver and convey the Assets to the
Acquiring Portfolio at the Effective Time on
the following basis:
(1)	The value of the Assets less the
Liabilities of the Acquired Portfolio
attributable to shares of Class A held
by Stockholders and shares of Class B
held by Stockholders, determined as of
the Valuation Time, shall be divided
by the then NAV of one Class A and
Class B Acquisition Share, as
applicable, and, in exchange for the
transfer of the Assets, the Acquiring
Portfolio shall simultaneously issue
and deliver to the Acquired Portfolio
the number of Class A and Class B
Acquisition Shares (including
fractional shares) so determined,
rounded to the second decimal place or
such other decimal place as the
officers of the Corporation shall
designate;
(2)	The NAV of Class A and Class B
Acquisition Shares to be delivered to
the Acquired Portfolio shall be
determined as of the Valuation Time
in accordance with the Acquiring
Portfolio?s then applicable valuation
procedures, and the net value of the
Assets to be conveyed to the
Acquiring Portfolio shall be
determined as of the Valuation Time
in accordance with the then applicable
valuation procedures of the Acquired
Portfolio; and
(3)	The portfolio securities of the
Acquired Portfolio shall be made
available by the Acquired Portfolio to
The Bank of New York, as custodian
for the Acquiring Portfolio (the
?Custodian?), for examination no later
than five business days preceding the
Valuation Time. On the Closing Date,
such portfolio securities and all the
Acquired Portfolio?s cash shall be
delivered by the Acquired Portfolio to
the Custodian for the account of the
Acquiring Portfolio, such portfolio
securities to be duly endorsed in
proper form for transfer in such
manner and condition as to constitute
good delivery thereof in accordance
with the custom of brokers or, in the
case of portfolio securities held in the
U.S. Treasury Department?s book-
entry system or by The Depository
Trust Company, Participants Trust
Company or other third party
depositories, by transfer to the account
of the Custodian in accordance with
Rule 17f-4, Rule 17f-5 or Rule 17f-7,
as the case may be, under the 1940 Act
and accompanied by all necessary
federal and state stock transfer stamps
or a check for the appropriate purchase
price thereof. The cash delivered shall
be in the form of currency or certified
or official bank checks, payable to the
order of the Custodian, or shall be
wired to an account pursuant to
instructions provided by the Acquiring
Portfolio.
(f)	Promptly after the Closing Date, the
Acquired Portfolio will deliver to the
Acquiring Portfolio a Statement of Assets and
Liabilities of the Acquired Portfolio as of the
Closing Date.
4.	Termination of the Acquired Portfolio, Registration
of Acquisition Shares and Access to Records
    The Acquired Portfolio and the Acquiring Portfolio
also shall take the following steps, as applicable:
(a)	At or as soon as reasonably practical after the
Effective Time, the Acquired Portfolio shall
terminate by transferring pro rata to its Class
A Stockholders of record Class A Acquisition
Shares received by the Acquired Portfolio
pursuant to Section 3(e)(1) of this Plan and to
its Class B Stockholders of record Class B
Acquisition Shares received by the Acquired
Portfolio pursuant to Section 3(e)(1) of this
Plan. The Acquiring Portfolio shall establish
accounts on its share records and note on
such accounts the names of the former
Acquired Portfolio Stockholders and the
types and amounts of the Acquisition Shares
that former Acquired Portfolio Stockholders
are due based on their respective holdings of
the Acquired Portfolio Shares as of the close
of business on the Closing Date. Fractional
Acquisition Shares shall be carried to the
second decimal place. The Acquiring
Portfolio shall not issue certificates
representing the Acquisition Shares in
connection with such exchange. All issued
and outstanding Acquired Portfolio Shares
will be simultaneously redeemed and
cancelled on the books of the Acquired
Portfolio. Ownership of the Acquisition
Shares will be shown on the books of the
Acquiring Portfolio?s transfer agent.
Following distribution by the Acquired
Portfolio to its Stockholders of all
Acquisition Shares delivered to the Acquired
Portfolio, the Acquired Portfolio shall wind
up its affairs and shall take all steps as are
necessary and proper to terminate as soon as
is reasonably possible after the Effective
Time.
(b)	At and after the Closing Date, the Acquired
Portfolio shall provide the Acquiring
Portfolio and its transfer agent with
immediate access to: (i) all records containing
the names, addresses and taxpayer
identification numbers of all of the Acquired
Portfolio?s Stockholders and the number and
percentage ownership of the outstanding
shares of the Acquired Portfolio owned by
Stockholders as of the Effective Time, and
(ii) all original documentation (including all
applicable Internal Revenue Service forms,
certificates, certifications and
correspondence) relating to the Acquired
Portfolio Stockholders? taxpayer
identification numbers and their liability for
or exemption from back-up withholding. The
Acquired Portfolio shall preserve and
maintain, or shall direct its service providers
to preserve and maintain, records with respect
to the Acquired Portfolio as required by
Section 31 of, and Rules 31a-1 and 31a-2
under, the 1940 Act.
5.	Conditions to Consummation of the Acquisition
    The consummation of the Acquisition shall be
subject to the following conditions precedent:
(a)	There shall have been no material adverse
change in the financial condition, results of
operations, business, properties or assets of
the Acquiring Portfolio or the Acquired
Portfolio since the date of the most recent
Financial Statements. Negative investment
performance shall not be considered a
material adverse change.
(b)	The Corporation shall have received an
opinion of Seward & Kissel LLP,
substantially to the effect that for federal
income tax purposes:
(1)	The Acquisition will constitute a
?reorganization? within the meaning
of Section 368(a) of the Code and that
the Acquiring Portfolio and the
Acquired Portfolio will each be ?a
party to a reorganization? within the
meaning of Section 368(b) of the
Code;
(2)	A Stockholder of the Acquired
Portfolio will recognize no gain or loss
on the exchange of the Stockholder?s
shares of the Acquired Portfolio solely
for Acquisition Shares;
(3)	Neither the Acquired Portfolio nor the
Acquiring Portfolio will recognize any
gain or loss upon the transfer of all of
the Assets to the Acquiring Portfolio
in exchange for Acquisition Shares
and the assumption by the Acquiring
Portfolio of the Liabilities pursuant to
this Plan or upon the distribution of
Acquisition Shares to Stockholders of
the Acquired Portfolio in exchange for
their respective shares of the Acquired
Portfolio;
(4)	The holding period and tax basis of the
Assets acquired by the Acquiring
Portfolio will be the same as the
holding period and tax basis that the
Acquired Portfolio had in such Assets
immediately prior to the Acquisition;
(5)	The aggregate tax basis of Acquisition
Shares received in connection with the
Acquisition by each Stockholder of the
Acquired Portfolio (including any
fractional share to which the
Stockholder may be entitled) will be
the same as the aggregate tax basis of
the shares of the Acquired Portfolio
surrendered in exchange therefor, and
increased by any gain recognized on
the exchange;
(6)	The holding period of Acquisition
Shares received in connection with the
Acquisition by each Stockholder of the
Acquired Portfolio (including any
fractional share to which the
stockholder may be entitled) will
include the holding period of the
shares of the Acquired Portfolio
surrendered in exchange therefor,
provided that such Acquired Portfolio
shares constitute capital assets in the
hands of the Stockholder as of the
Closing Date; and
(7)	The Acquiring Portfolio will succeed
to the capital loss carryovers of the
Acquired Portfolio but the use of the
Acquiring Portfolio?s existing capital
loss carryovers (as well as the
carryovers of the Acquired Portfolio)
may be subject to limitation under
Section 383 of the Code after the
Acquisition.
The opinion will be based on certain factual
certifications made by officers of the
Portfolios and will also be based on
customary assumptions and subject to certain
qualifications. The opinion is not a guarantee
that the tax consequences of the Acquisition
will be as described above.
Notwithstanding this subparagraph (b),
Seward & Kissel LLP will express no view
with respect to the effect of the Acquisition
on any transferred asset as to which any
unrealized gain or loss is required to be
recognized at the end of a taxable year (or on
the termination or transfer thereof) under
federal income tax principles. Each Portfolio
shall provide additional factual
representations to Seward & Kissel LLP with
respect to the Portfolios that are reasonably
necessary to enable Seward & Kissel LLP to
deliver the tax opinion. Notwithstanding
anything in this Plan to the contrary, neither
Portfolio may waive in any material respect
the conditions set forth under this
subparagraph (b).
(c)	The N-14 Registration Statement shall have
become effective under the 1933 Act as to the
Acquisition Shares, and the SEC shall not
have instituted and, to the knowledge of the
Acquiring Portfolio, is not contemplating
instituting any stop order suspending the
effectiveness of the N-14 Registration
Statement.
(d)	No action, suit or other proceeding shall be
threatened or pending before any court or
governmental agency in which it is sought to
restrain or prohibit, or obtain damages or
other relief in connection with the
Acquisition.
(e)	The SEC shall not have issued any
unfavorable advisory report under
Section 25(b) of the 1940 Act nor instituted
any proceeding seeking to enjoin
consummation of the Acquisition under
Section 25(c) of the 1940 Act.
(f)	The Acquired Portfolio shall have received a
letter from AllianceBernstein L.P. (the
?Adviser?) with respect to insurance matters
in form and substance satisfactory to the
Acquired Portfolio.
(g)	The Acquiring Portfolio shall have received a
letter from the Adviser agreeing to indemnify
the Acquiring Portfolio in respect of certain
liabilities of the Acquired Portfolio in form
and substance satisfactory to the Acquiring
Portfolio.
6.	Closing
(a)	The Closing shall be held at the offices of the
Corporation, 1345 Avenue of the Americas,
New York, New York 10105, or at such other
place as the officers of the Corporation may
designate.
(b)	In the event that at the Valuation Time (i) the
NYSE shall be closed to trading or trading
thereon shall be restricted, or (ii) trading or
the reporting of trading on said Exchange or
elsewhere shall be disrupted so that accurate
appraisal of the value of the net assets of the
Acquired Portfolio or the Acquiring Portfolio
is impracticable, the Closing Date shall be
postponed until the first business day after the
day when trading shall have been fully
resumed and reporting shall have been
restored; provided that if trading shall not be
fully resumed and reporting restored within
three business days of the Valuation Time,
this Plan may be terminated by the Board.
(c)	The Acquiring Portfolio will provide to the
Acquired Portfolio evidence satisfactory to
the Acquired Portfolio that Acquisition
Shares issuable pursuant to the Acquisition
have been credited to the Acquired
Portfolio?s account on the books of the
Acquiring Portfolio. After the Closing Date,
the Acquiring Portfolio will provide to the
Acquired Portfolio evidence satisfactory to
the Acquired Portfolio that such Shares have
been credited pro rata to open accounts in the
names of the Acquired Portfolio
Stockholders.
(d)	At the Closing, each party shall deliver to the
other such bills of sale, instruments of
assumption of liabilities, checks,
assignments, stock certificates, receipts or
other documents as such other party or its
counsel may reasonably request in connection
with the transfer of assets, assumption of
liabilities and liquidation contemplated by
this Plan.
7.	Termination of Plan
    A majority of the Corporation?s Board may
terminate this Plan before the applicable Effective Time
if: (i) any of the conditions precedent set forth herein are not satisfied; or (ii) the Board determines that the consummation of the Acquisition is not in the best interests of either Portfolio or its Stockholders.
8.	Termination of the Acquired Portfolio
    If the Acquisition is consummated, the Acquired Portfolio shall terminate its registration under the 1940 Act and the 1933 Act and will terminate.
9.	Expenses
    The Acquisition expenses shall be borne on a relative net asset basis by the Portfolios.


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